As filed with the Securities and Exchange Commission on September 12, 2016

Registration No. 333-34677

Registration No. 333-40697

Registration No. 333-65721

Registration No. 333-86595

Registration No. 333-101569

Registration No. 333-107555

Registration No. 333-128615

Registration No. 333-163516

Registration No. 333-197073

Registration No. 333-204719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8 REGISTRATION STATEMENT NO. 333-34677

FORM S-8 REGISTRATION STATEMENT NO. 333-40697

FORM S-8 REGISTRATION STATEMENT NO. 333-65721

FORM S-8 REGISTRATION STATEMENT NO. 333-86595

FORM S-8 REGISTRATION STATEMENT NO. 333-101569

FORM S-8 REGISTRATION STATEMENT NO. 333-107555

FORM S-8 REGISTRATION STATEMENT NO. 333-128615

FORM S-8 REGISTRATION STATEMENT NO. 333-163516

FORM S-8 REGISTRATION STATEMENT NO. 333-197073

FORM S-8 REGISTRATION STATEMENT NO. 333-204719

UNDER

THE SECURITIES ACT OF 1933

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in its Charter)

California	95-3759463
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3450 East Miraloma Avenue

Anaheim, CA 92806

(Address of Principal Executive Offices)

Pacific Sunwear of California, Inc. Fifth Amended and Restated 1992 Stock Award Plan

Pacific Sunwear of California, Inc. Employee Stock Purchase Plan

Pacific Sunwear of California, Inc. Amended and Restated 1992 Stock Award Plan

Pacific Sunwear of California, Inc. 1999 Stock Award Plan

Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan

Pacific Sunwear of California, Inc. Amended and Restated Employee Stock Purchase Plan

Pacific Sunwear of California, Inc. 2015 Long-Term Incentive Plan

(Full Title of the Plans)

Gary Schoenfeld

President and Chief Executive Officer

Pacific Sunwear of California, Inc.

3450 East Miraloma Avenue

Anaheim, CA 92806

(714) 414-4000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Alison S. Ressler

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067

(310) 712-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Pacific Sunwear of California, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”).

•	Registration Statement No. 333-34677, originally filed with the Securities and Exchange Commission (the “SEC”) on August 29, 1997, which registered the offering of an aggregate of 200,000 shares of the Company’s common stock, $0.01 par value per share (“Shares”);

•	Registration Statement No. 333-40697, originally filed with SEC on November 21, 1997, which registered the offering of an aggregate of 120,000 Shares;

•	Registration Statement No. 333-65721, originally filed with SEC on October 15, 1998, which registered the offering of an aggregate of 600,000 Shares;

•	Registration Statement No. 333-86595, originally filed with SEC on September 3, 1999, which registered the offering of an aggregate of 1,200,000 Shares;

•	Registration Statement No. 333-101569, originally filed with SEC on November 27, 2002, which registered the offering of an aggregate of 2,000,000 Shares;

•	Registration Statement No. 333-107555, originally filed with SEC on August 1, 2003, which registered the offering of an aggregate of 2,500,000 Shares;

•	Registration Statement No. 333-128615, originally filed with SEC on September 27, 2005, which registered the offering of an aggregate of 5,969,340 Shares;

•	Registration Statement No. 333-163516, originally filed with SEC on December 7, 2009, which registered the offering of an aggregate of 1,500,000 Shares;

•	Registration Statement No. 333-197073, originally filed with SEC on June 27, 2014, which registered the offering of an aggregate of 400,000 Shares; and

•	Registration Statement No. 333-204719, originally filed with SEC on June 4, 2015, which registered the offering of an aggregate of 7,000,000 Shares.

The Company is filing this Post-Effective Amendment No. 1 to its Registration Statements to withdraw and remove from registration the unissued and unsold securities issuable by the Company pursuant to the above referenced Registration Statements.

Pursuant to the Revised Joint Plan of Reorganization of Pacific Sunwear of California, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), which pursuant to Chapter 11 of Title 11 of the United States Code, was confirmed by an order, entered September 6, 2016 by the United States Bankruptcy Court for the District of Delaware, all previously issued Shares of the Company were cancelled and discharged as of the September 7, 2016 effective date of the Plan (the “Effective Date”).

The Company hereby removes from registration all Shares registered under the Registration Statements that remain unsold as of the Effective Date of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on this September 12, 2016.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

By:	/s/ Gary H. Schoenfeld
Name: Gary H. Schoenfeld
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary H. Schoenfeld	President and Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2016
Gary H. Schoenfeld

/s/ Zohar Ziv	Chief Financial Officer and Secretary (Principal Financial Officer)	September 12, 2016
Zohar Ziv

/s/ James Chu	Controller (Controller)	September 12, 2016
James Chu

/s/ Joshua Olshansky	Director	September 12, 2016
Joshua Olshansky

/s/ T. Neale Attenborough	Director	September 12, 2016
T. Neale Attenborough

/s/ Mike Montgomery	Director	September 12, 2016
Mike Montgomery